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                                                                Exhibit 10.10


                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT, dated as of _______________, 2002 (this "AGREEMENT"), is made by and between Washington Group International, Inc., a Delaware corporation (the "COMPANY"), and ____________________ ("INDEMNITEE").

                                    RECITALS


         A. It is important to the Company to attract and retain as directors and officers the most capable persons reasonably available.

         B. Indemnitee is a director and/or officer of the Company.

         C. Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today's environment.

         D. The Company's Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") and Amended and Restated Bylaws (the "BYLAWS") provide that the Company will indemnify its directors and officers, and Indemnitee's willingness to serve as a director and/or officer of the Company is based in part on Indemnitee's reliance on such provisions.

         E. In recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and Indemnitee's reliance on the aforesaid provisions of the Certificate of Incorporation and Bylaws, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company's Board of Directors (the "BOARD") or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(c)) to Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

               (a) "AFFILIATE" has the meaning given to that term in Rule 405 under the United States Securities Act of 1933; PROVIDED, HOWEVER, that for purposes of this Agreement the Company and its subsidiaries will not be deemed to constitute Affiliates of Indemnitee or the Company.

               (b) "CLAIM" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted, made or conducted by the Company or on its behalf or by any other party, including, without limitation, any governmental entity, that


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Indemnitee determines might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other.

               (c) "EXPENSES" includes attorneys' and experts' fees, expenses and charges and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim.

               (d) "INDEMNIFIABLE LOSSES" means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, "LOSSES") relating to, resulting from, or arising out of, any act or failure to act by Indemnitee or his or her status as any person referred to in clause (i) of this sentence, (i) in his or her capacity as a director, officer, employee or agent of the Company, any of its Affiliates or any other entity, including another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan, as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent, whether or not for profit, and (ii) in respect of any business, transaction or other activity of any entity referred to in clause (i) of this sentence.

         2. BASIC INDEMNIFICATION ARRANGEMENT. The Company will indemnify and hold harmless Indemnitee, to the fullest extent permitted by the laws of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all Indemnifiable Losses relating to, resulting from, or arising out, of any Claim as soon as practicable but in any event no later than 60 calendar days after Indemnitee has made a written demand therefor. Unless otherwise required by the General Corporation Law of Delaware, the Certificate of Incorporation or the Bylaws, the failure by Indemnitee to notify the Company of such Claim, or to request in writing Indemnification in respect thereof, will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of the Claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage. Except as provided in Section 18, however, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless the Board authorized the initiation of such Claim. If so requested by Indemnitee by submission of a written request and undertaking substantially in the form of EXHIBIT 1 hereto, the Company will advance within 20 calendar days of such written request any and all Expenses to Indemnitee that Indemnitee determines reasonably likely to be payable; PROVIDED, HOWEVER, that Indemnitee will return, without interest, any such advance that remains unspent at the final conclusion of the Claim to which the advance related.

         3. INDEMNIFICATION FOR ADDITIONAL EXPENSES. Without limiting the generality or effect of the foregoing, the Company will indemnify Indemnitee against and, if requested in writing by Indemnitee, will within 60 calendar days of such request advance to Indemnitee, any and all Expenses paid or incurred by Indemnitee in connection with any Claim asserted against or action brought by Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under any provisions of the Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for


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Indemnifiable Losses or (b) recovery under any directors' and officers'
liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

         4. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Loss or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith.

         5. PRESUMPTION OF RIGHT TO INDEMNIFICATION. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, there will be a presumption that Indemnitee is so entitled, which presumption the Company may overcome only by its adducing clear and convincing evidence to the contrary.

         6. NO OTHER PRESUMPTION. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of NOLO CONTENDERE or its equivalent, will not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         7. NON-EXCLUSIVITY, ETC. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Certificate of Incorporation or Bylaws, or the General Corporation Law of Delaware, any other contract or otherwise (collectively, "OTHER INDEMNITY PROVISIONS"); PROVIDED, HOWEVER, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision that permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to the Certificate of Incorporation or Bylaws the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under this Agreement or any Other Indemnity Provision.

         8. LIABILITY INSURANCE AND FUNDING. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. The Company may, but will not be required to, create a trust fund, grant a security interest or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.


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         9. SUBROGATION. In the event of payment under this Agreement, the
Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee's successors). Indemnitee will execute all papers reasonably required to evidence such rights (all of Indemnitee's reasonable Expenses, including attorneys' fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

         10. NO DUPLICATION OF PAYMENTS. The Company will not be liable under this Agreement to make any payment in connection with any Indemnifiable Loss made against Indemnitee to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy or Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable hereunder.

         11. DEFENSE OF CLAIMS. The Company will be entitled to participate in the defense of any Claim or to assume (in a prompt and timely manner) the defense thereof, with counsel reasonably satisfactory to Indemnitee, PROVIDED that in the event that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or
(c) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company's expense. The Company will not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Claim to which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes an unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Claim.

         12. SUCCESSORS AND BINDING AGREEMENT. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Company, whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Company" for purposes of this Agreement), but will not otherwise be assignable or delegable by the Company.

         (b) This Agreement will inure to the benefit of and be enforceable by Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees or other successors.

         (c) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations


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hereunder except as expressly provided in Sections 12(a) and 12(b). Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee's will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 12(c), the Company will have no liability to pay any amount so attempted to be assigned or transferred.

         13. NOTICES. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

         14. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of Delaware without giving effect to the principles of conflict of laws thereof. Each party consents to non-exclusive jurisdiction of any jurisdiction in which a Claim is commenced by a third person for purposes of any action, suit or proceeding hereunder, waives any objection to venue therein or any defense based on FORUM NON CONVENIENS or similar theories and agrees that service of process may be effected in any such action, suit or proceeding by notice given in accordance with Section 13.

         15. VALIDITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal.

         16. MISCELLANEOUS. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.


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         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

         18. LEGAL FEES AND EXPENSES. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if Indemnitee determines that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee's choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including, without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee's entering into an attorney-client relationship with such counsel and, in connection therewith, the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by Indemnitee in connection with any of the foregoing.

         19. CERTAIN INTERPRETIVE MATTERS. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         20. LIMITATIONS ON INDEMNIFICATION UNDER PLAN OF REORGANIZATION. Notwithstanding anything to the contrary contained in this Agreement, all rights to indemnification and advancement of expenses under this Agreement are subject to the limitations set forth in Section 5.18 of the Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et al., dated July 24, 2001, as modified and confirmed on December 21, 2001 (the "PLAN"), for actions or events occurring prior to the Petition Date, as that term is defined in the Plan.


                           [signature page follows]



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         IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representatives to execute this Agreement as of the date first above written.


                                   WASHINGTON GROUP INTERNATIONAL, INC.
                                   720 Park Boulevard
                                   Boise, Idaho  83712


                                   By:_______________________________

                                   Name:_____________________________

                                   Title:____________________________



                                   By:_______________________________

                                   Name:_____________________________

                                   Title:____________________________



                                   [INDEMNITEE]
                                   [Address]



                                   __________________________________
                                             [Indemnitee]




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                                   EXHIBIT 1

                                  UNDERTAKING

State of _______________   )
                           ) ss.
County of _______________  )


         I, ________________________________________, being first duly sworn, do depose and say as follows:

         1. This Undertaking is submitted pursuant to the Indemnification Agreement, dated _______________, 20___, between Washington Group International, Inc. (the "Company"), a Delaware corporation, and the undersigned.

         2. I am requesting advancement of certain costs, charges and expenses which I have incurred or will incur in defending a civil or criminal action, suit, proceeding or claim.

         3. I hereby undertake to repay this advancement of expenses if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise.

         4. The costs, charges and expenses for which advance is requested are, in general, all expenses related to:
_____________________________________________________________________________

_____________________________________________________________________________


                                          -----------------------------------
                                                        Signature


Subscribed and sworn to before me, a Notary Public in and for said County and State, this _____ day of _______________, 20___.

[Seal]
                                         ------------------------------------
                                                       Notary Public
                                         My commission expires ______________


Indemnification Agreement - Exhibit 1


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                                                      SCHEDULE TO EXHIBIT 10.10




               INDEMNIFICATION AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS
                               EFFECTIVE JANUARY 25, 2002



                 Directors:                  David H. Batchelder
                                             H. Peter Boger
                                             Robert A. Del Genio
                                             Joel A. Glodowski
                                             Stephen G. Hanks
                                             Samuel "Skip" Victor
                                             Dennis R. Washington

                 Officers:
                                             Reed N. Brimhall
                                             Ralph R. DiSibio
                                             Terry K. Eller
                                             Frank S. Finlayson
                                             Stephen G. Hanks
                                             Stephen M. Johnson
                                             George H. Juetten
                                             David L. Myers
                                             Larry L. Myers
                                             James P. O'Donnell
                                             Charles R. Oliver
                                             Richard D. Parry
                                             Jonathan M. Robertson
                                             Lisa H. Ross
                                             Ambrose L. Schwallie
                                             Cynthia M. Stinger
                                             Guy M. Stricklin
                                             Craig G. Taylor
                                             Greg P. Therrien
                                             Dennis R. Washington
                                             Robert C. Wiesel
                                             G. Bretnell Williams
                                             Thomas H. Zarges